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                                                                     EXHIBIT (i)



                 [Vedder, Price, Kaufman & Kammholz Letterhead]



Pacific Innovations Trust
103 Bellevue Parkway
Wilmington, Delaware 19809


Gentlemen and Ladies:


     We hereby consent to the reference to our name under the heading "General Information--Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 5 to the registration statement on Form N-1A for Pacific Innovations Trust (File Nos. 33-14191 and 811-07863) and to the filing of this consent as an exhibit to the registration Statement.

                                        Very truly yours,

                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                        By:  /s/  Mark L. Winget
                                           -------------------------
                                             Mark L. Winget


MLW/sp